Exhibit 10.19

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Execution Version

Amendment No. 1 to

Refining Contribution Agreement

This Amendment No. 1, effective as of September 8, 2012, (this “Amendment”) to the Refining Contribution Agreement (the “Agreement”), dated July 2, 2012, by and among Philadelphia Energy Solutions LLC, a Delaware limited liability company (“NewCo”), Sunoco, Inc., a Pennsylvania corporation (“Sunoco”) and Carlyle PES, L.L.C., a Delaware limited liability company (“TCG”), is made by and among NewCo, Philadelphia Energy Solutions Refining and Marketing LLC (“OpCo”), Sunoco and TCG pursuant to Section 8.15 of the Agreement and in accordance with Section 12.1 of the Agreement.

WHEREAS, the Parties desire to amend the Agreement to effectuate changes contemplated by Section 8.15 and certain other changes that the Parties have agreed to.

NOW, THEREFORE, in consideration of the mutual terms, conditions and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.              Defined Terms. Except as otherwise defined herein, capitalized terms used herein will have the definitions ascribed to them in the Agreement.

2.     Definitions.

a.     The following definitions shall be added to Section 1 of the Agreement:

i.                  “Barge Agreements” means, collectively, (i) the Articulated Tug-Barge Time Charter Agreement, dated November 4, 2005, as amended, between Vane Line Bunkering, Inc. and Sunoco, Inc. (R&M) for two 145,000 bbl AT/Bs and (ii) the Articulated Tug-Barge Time Charter Agreement dated as of September 15, 2006, as amended, by and between Moran Tank Barge Company and Sunoco, Inc. (R&M).”

ii.               “Barge Guaranty Agreements” means (i) that certain Guaranty dated as of December 23, 2005, by Sunoco in favor of Vane Line Bunkering, Inc. and (ii) that certain Guaranty dated as of September 7, 2012, by Sunoco, Inc. (R&M) in favor of Moran Tank Barge Company.

b.              The phrase “effective date 9/30/2011, last revised 5/29,2012” in item (D) of the definition of “Permitted Refinery Owned Real Property Liens” in Section 1 of the Agreement shall be deleted in its entirety and replaced with the following phrase “effective date of August 16, 2012”.

3.     Disclosure Schedules and Exhibit N.

a.              The Disclosure Schedules are hereby amended and restated in their entirety with the Disclosure Schedules attached hereto as Annex A.

b.              Exhibit N to the Agreement is hereby amended and restated in its entirety with the document attached hereto as Annex B.

4.     Other Modifications to the Agreement.

a.              The number “$[**]” in Section 2.1 of the Agreement shall be deleted and replaced with “$[**]”.

b.              Section 2.3 of the Agreement shall be deleted in its entirety and replaced with the following:

“NewCo Issuances. Effective as of the Closing, upon the terms and subject to the conditions set forth herein, (a) all existing equity interests of NewCo (whether issued, outstanding or otherwise) are hereby replaced as contemplated hereby, (b) in exchange for the Sunoco Contribution, NewCo agrees to issue to Sunoco 76,625 Common Units and (c) in exchange for the TCG Contribution, NewCo agrees to issue to TCG 153,250 Common Units and 25,000,000 Preferred A Units of NewCo (the “NewCo Debt”).”

c.               Section 2.5(a) of the Agreement shall be deleted in its entirety and replaced with the following:

“(a) except as otherwise expressly provided in this Agreement, all Liabilities to the extent arising out of or relating to the ownership, operation or use of the Refinery Business or the Refinery Assets (including any Liabilities of Sunoco as guarantor under the Barge Guaranty Agreements arising due to a failure of NewCo or its Subsidiaries to comply with the terms and conditions of the Barge Agreements), excluding the Excluded Liabilities”.

d.              In Section 3.1 of the Agreement, the last sentence shall be deleted in its entirety and replaced with the following “The Closing shall be deemed to have occurred at 12:00:01 A.M. on the Closing Date.”.

e.               The following new Section shall be inserted immediately following Section 11.11 of the Agreement:

“Section 11.12     Barge Arrangements. Notwithstanding anything to the contrary set forth herein, from and after the Closing, in the event that OpCo fails to comply with the terms and conditions of the Barge Agreements and such failure results in, or could be reasonably expected to result in, Sunoco’s guaranty under the Barge Guaranty Agreements being called, Sunoco will have the right to take such actions as may be reasonably necessary to mitigate potential exposure under the applicable Barge Guaranty Agreement, including directing OpCo to sublease the tug-barges that are subject to the applicable Barge Agreement; provided such action would not be reasonably expected to result in any material liabilities of OpCo beyond those under the applicable Barge Agreement. From and after the Closing, NewCo shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to provide replacement guarantees, on terms and conditions substantially similar to the existing Barge Guaranty Agreements, with respect to the Barge Guaranty Agreements; provided, that nothing in this Section 11.12 shall require NewCo or any of its Subsidiaries to post any letter of credit or similar financial assurance of payment or to incur any material liabilities beyond those under the Barge Agreements.”

5.              OpCo Structuring. Section 8.15 of the Agreement contemplates that the Parties shall consider and negotiate in good faith changes to Agreement and the Related Agreements to effect a Holding Company Structure. As a result of the foregoing, the Parties have agreed that (a) the Refinery Assets to be conveyed to NewCo pursuant to Section 2.2 of the Agreement shall be conveyed to OpCo (a wholly owned indirect subsidiary of NewCo) and the Assumed Liabilities to be assumed by NewCo pursuant to Section 2.5 of the Agreement shall be assumed by OpCo, and (b) the recipient of the contributions to NewCo pursuant to Section 2.1 of the Agreement and the issuer of equity securities pursuant to Section 2.3 of the Agreement (as amended herein) shall remain unaffected. At the Closing, the Parties have and will execute Related Agreements (including the Bill of Sale and the Assumption Agreement) based on the foregoing agreement. From and after the Closing, NewCo shall cause its Subsidiaries to take all actions necessary to cause such Subsidiaries to comply with the obligations of NewCo contemplated by the Agreement or any Related Agreement as if such obligations were applicable to such Subsidiaries. From and after

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the Closing, upon the request of any Party, the Parties shall negotiate in good faith to prepare a memorandum or other instrument to clarify the intent of the foregoing, which shall be effective (and any documentation exchange in connection with the preparation thereof) if and when contained in a written instrument executed by the Parties in accordance with Section 12.1 of the Agreement.

6.              Updated Addresses. NewCo hereby designates, in accordance with Section 12.5 of the Agreement, that all notices to NewCo shall be made to:

Philadelphia Energy Solutions LLC

3144 W. Passyunk Avenue

Philadelphia, PA 19145

Attention: Philip Rinaldi

Facsimile: (866) 456-1587

and, to:

Carlyle PES, L.L.C.

520 Madison Avenue, 39th Floor

New York, NY 10022

Attention: Rodney Cohen, David Stonehill and David Albert

Facsimile: (202) 347-1818

with copies (which shall not constitute notice) to:

Vinson & Elkins LLP

666 Fifth Avenue, 26th Floor

New York, NY 10103

Attention: Michael Swidler

and Steven Abramowitz

Facsimile: (212) 237-0100

7.              Additional Purchased Inventory. At Closing, OpCo shall purchase (i) the Downstream Inventory located at the Sequent Tank and (ii) the Slop Crude and Transmix (collectively, the “Additional Purchased Inventory”). The price and quantity of such Additional Purchased Inventory shall be reasonably determined by the Accessor no later than twenty (20) Business Days following the Closing Date according to the same procedures agreed by the Parties and the Intermediary for the measurement of inventory pursuant to Section 2.9(b) of the Agreement (such finally determined price, the “Additional Inventory Price”, including, for the avoidance of doubt in the case of the Downstream Inventory located at the Sequent Tank, a discount of $2.50/bbl from market price). The Additional Inventory Price shall be payable by OpCo on October 1, 2012. If OpCo fails to pay all or any portion of the Additional Inventory Price on or before October 1, 2012, interest shall accrue on such unpaid Additional Inventory Price at a rate of LIBOR (as defined in the Line Fill Promissory Note) plus 4.50% per annum (computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed from the date following October 1, 2012, until the date of repayment (including the first day but excluding the last day)). Notwithstanding the foregoing, Sunoco will pay any ancillary fees billed by Sunoco Logistics in connection with the Slop Crude inventory.

8.              Multi-Site Contracts. Pursuant to Section 8.6 of the Agreement, the Parties and the Contributing Subsidiaries have agreed to obtain certain partial assignments of Multi-Site Contracts to OpCo.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

For purposes of the Agreement, such Multi-Site Contracts as partially assigned shall be deemed Refinery Contracts transferred pursuant to Section 2.2(b)(i) of the Agreement and the portion thereof not assigned shall be deemed Excluded Contracts retained by Sunoco and the Contributing Subsidiaries pursuant to Section 2.4(e) of the Agreement.

9.              Miscellaneous. Except as expressly amended hereby, the Agreement shall remain unchanged, and the Agreement, as so amended, shall continue in full force and effect in accordance with its terms. For the avoidance of doubt, the provisions of Section 12 of the Agreement shall apply to this Amendment mutatis mutandis. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Executed signature pages to this Amendment may be delivered by PDF (Portable Document Format) or facsimile and such PDFs or facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

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** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the undersigned Parties have duly executed this Amendment effective as of the date first written above.

SUNOCO, INC.

By:	/s/ Michael J. Colavita
Name:	Michael J. Colavita
Title:	Vice President

CARLYLE PES, L.L.C.

By: CARLYLE US EQUITY OPPORTUNITY FUN, L.P.
Its: Managing Member

By: Carlyle Equity Opportunity GP, L.P., its general partner
By: Carlyle Equity Opportunity GP, L.L.C., its general partner

By:	/s/ Rodney Cohen
Name:	Rodney Cohen
Title:	Managing Director

By: CARLYLE ENERGY MEZZANINE OPPORTUNITIES FUND, L.P.

Its: Managing Member

By: CEMOF General Partner, L.P., its general partner
By: TC Group CEMOF, L.L.C., its general partner

By:	/s/ David Albert
Name:	David Albert
Title:	Managing Director

Signature Page to Amendment to Refining Contribution Agreement

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PHILADELPHIA ENERGY SOLUTIONS LLC

By: CARLYLE PES, L.L.C.

By: CARLYLE U.S. EQUITY OPPORTUNITY FUND, L.P.
Its: Managing Member

By: Carlyle Equity Opportunity GP, L.P., its general partner
By: Carlyle Equity Opportunity GP, L.L.C., its general partner

By:	/s/ Rodney Cohen
Name:	Rodney Cohen
Title:	Managing Director

By: CARLYLE ENERGY MEZZANINE OPPORTUNITIES FUND, L.P.

Its: Managing Member

By: CEMOF General Partner, L.P., its general partner
By: TC Group CEMOF, L.L.C., its general partner

By:	/s/ David Albert
Name:	David Albert
Title:	Managing Director

By: SUNOCO, INC.
Its: Managing Member

By:	/s/ Michael J. Colavita
Name:	Michael J. Colavita
Title:	Vice President

Signature Page to Amendment to Refining Contribution Agreement

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING LLC

By:	PES HOLDINGS, LLC, its sole member

By: PHILADELPHIA ENERGY SOLUTIONS LLC

By: CARLYLE PES, L.L.C.

By: CARLYLE U.S. EQUITY OPPORTUNITY FUND, L.P.
Its: Managing Member

By: Carlyle Equity Opportunity GP, L.P., its general partner
By: Carlyle Equity Opportunity GP, L.L.C., its general partner

	By:	/s/ Rodney Cohen
	Name:	Rodney Cohen
	Title:	Managing Director

By: CARLYLE ENERGY MEZZANINE OPPORTUNITIES FUND, L.P.
Its: Managing Member

By: CEMOF General Partner, L.P., its general partner
By: TC Group CEMOF, L.L.C., its general partner

	By:	/s/ David Albert
	Name:	David Albert
	Title:	Managing Director

By: SUNOCO, INC.
Its: Managing Member

	By:	/s/ Michael J. Colavita
	Name:	Michael J. Colavita
	Title:	Vice President

Signature Page to Amendment to Refining Contribution Agreement

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Annex A

Amended and Restated Disclosure Schedules

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Annex B

Amended and Restated Exhibit N

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.